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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 1, 1998 for HMC Senior Communities, Inc. and dated September 28, 1998 for Forum Group, Inc. as Partitioned for Sale to Host Marriott Corporation of included in Crestline Capital Corporation's Prospectus dated November 23, 1998 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

Washington, DC
December 28, 1998